Exhibit 99.1
ViewCast Opportunity OTCBB: VCST August 2009

Safe Harbor Statement Certain statements in this presentation contain "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995, which reflects the company's current judgment on certain issues. Such statements apply to future events and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, the ability of the company to develop and market new products, market conditions, technological change, and competition. All forward-looking statements attributable to ViewCast or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein. ViewCast undertakes no obligation to update any forward-looking statement about circumstances or events that occur after the date on which the forward-looking statements are made. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the Company's reports on Form 10-K, 10-Q and other Reports on file with the U.S. Securities and Exchange Commission.

Company Overview ViewCast develops industry-leading solutions for the transformation management and delivery of professional quality video over IP and mobile networks We simplify the complex workflows required for the Web-based streaming of news, sports, music and other video content to computers and mobile devices We empower broadcasters, businesses and governments to deliver their content to new markets, expand their audiences, and drive new revenue opportunities We provide the highly reliable technology required to deliver the multi-platform experiences driving today's digital media market

The Critical Connection ViewCast is the bridge between digital content and delivery networks

Partners Platform Partner / Technology Integration Flash Media Content Delivery Content Delivery Services Windows Media/Silverlight Content Delivery Software, Content Delivery Services

Software Products Portfolio Mix Hardware

Osprey Video Capture Cards Acquisition/Capture Hardware Award-winning capture cards for streaming... from first card for the Internet... to professional-quality cards for Internet TV

Niagara Streaming Systems Complete systems for acquiring, streaming, compressing and archiving audio and video content Utilizes Osprey video capture cards for acquisition of content Features Niagara SCX and SimulStream software Niagara(r) 2120 Compact & Affordable Streaming Encoder For Webcasting & Live Events Niagara(r) 7500 Professional HD Broadcast Encoder For IPTV & Internet TV

Niagara SCX & SimulStream Encoding Software Capture and Encoding Software SCX for multiple format encoding and remote management Encodes into multiple formats from one Niagara system Provides scalability Allows integration into partner and customer applications SimulStream for increased productivity with Osprey Video capture cards Encodes one video signal into multiple formats simultaneously from one Osprey card

ViewCast Media Server Enterprise class Digital Asset Management Complete video life cycle management Built on the robust IBM Content Manager platform Workflow & business process management Ingest, transcode, schedule, archive, manage, search, publish and deliver

Competitive Strengths Complete video life cycle management capabilities From live ingest, to file management, to publishing / delivery Proprietary designs, proven performance, patent pending technologies, third party integration capabilities Established relationships with technology industry leaders Marketing and technology agreements with key industry leaders Multiple segments related to streaming media Strong brand and product awareness Osprey cards, Niagara encoders Presence in range of industries, for variety of applications Reputation for reliable, advanced technology and design

ViewCast Value Complete Video Life Cycle Solutions

Customers & Applications

Sales Channels & Marketing Strong brand recognition and positive product reputation provides a solid platform for expanding marketing programs and awareness Global Sales (direct and indirect) Distributors, resellers OEMs, VARs, major Internet network/equipment/software providers OEM for global leader in IP based networking routers and products

Positioned for Growth Technology Development Digital Asset Management Advanced HD encoding Advanced capabilities for mobile streaming Enhanced software applications Extension of products into related applications Products Launch next-generation products for HD platform Launch next-generation DAM solutions Expand number of PCI Express card products Introduce new products for mobile streaming Channels Add to portfolio of industry-leading partners Expand sales network: Major VARS and OEMs, network/services providers, software/services providers Resellers, distributors End-User Customers Increase marketing and sales of cards and encoders to creators/owners of programming/content Add to portfolio of direct customers End-user application solutions

2004-2008 Total Revenues (c)2008 ViewCast, Inc. All Rights Reserved. Proprietary and Confidential. 17% CAGR 2004-2008 (Millions) (Millions)

2004-2008 ViewCast Net Income (Thousands) (Thousands)

Summary Financial Data (c)2008 ViewCast, Inc. All Rights Reserved. Proprietary and Confidential. (Thousands)

Investment Summary Provides enabling technology and products for rapidly growing market for streaming over Internet, enterprise and mobile networks Extensive product line with brand recognition and reputation for high quality Strong product-differentiation: proprietary designs, proven performance, patent pending technologies OEM, marketing, and technology partnerships with major industry leaders Taking advantage of valuations/economic conditions by acquiring and introducing new products to build share Lowest cost Windows Media and Flash encoders on the market New HD encoding product Digital Asset Management (Ancept acquisition) is a strong differentiator Attractive valuation (market-cap to est. 2008 sales)

(c) 2009 ViewCast Corporation. ViewCast(r), Niagara(r), Osprey(r), SimulStream(r), GoStream(r), EZStream(r) and Niagara SCX(r) (and design)TM are registered trademarks of ViewCast Corporation or its subsidiaries. All other trademarks are the property of their respective owners. Product specifications and availability may change without notice.